United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 29, 2015, Jones Lang LaSalle Incorporated (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”).

Of the 44,859,342 total shares of common stock of the Company that were issued and outstanding on March 23, 2015, the record date for the Meeting, 41,459,660 shares, constituting 92.42% of the total outstanding shares, were represented in person or by proxy at the Meeting. The matters voted upon at the Meeting and the results of such voting are set forth below based on the information we received on the day of the meeting from our vote tabulator, Broadridge Investor Communications.

1.	The eleven nominees for Directors were elected to serve one-year terms to expire at the annual meeting of shareholders in 2016, as follows:

Nominee	For	Against	Abstain
Hugo Bagué	38,075,796	182,635	92,103
Samuel A. Di Piazza, Jr.	38,056,830	201,566	92,138
Colin Dyer	38,074,957	23,582	251,995
Dame DeAnne Julius	38,234,456	24,024	92,054
Ming Lu	37,978,191	280,405	91,938
Martin H. Nesbitt	38,231,676	26,955	91,903
Sheila A. Penrose	38,126,696	132,033	91,805
Ann Marie Petach	38,057,965	200,516	92,053
Shailesh Rao	38,074,253	184,200	92,081
David B. Rickard	38,186,048	72,424	92,062
Roger T. Staubach	37,839,467	417,279	93,788

In the case of each nominee for Director, there were also 3,109,126 broker non-votes.

2.	The non-binding advisory proposal regarding executive compensation (“say on pay”) was approved by the following shareholder vote:

For	Against	Abstain
37,852,061	353,878	144,595

There were 3,109,126 broker non-votes on this proposal.

3.	The appointment of KPMG, LLP to serve as our independent registered public accounting firm for the year 2015 was ratified by the following shareholder vote:

For	Against	Abstain
41,106,206	260,876	92,578

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2015
Jones Lang LaSalle Incorporated

By: /s/ Mark J. Ohringer
Name: Mark J. Ohringer
Title: Executive Vice President, Global General Counsel and Corporate Secretary